AMENDED AND RESTATED BY-LAWS
OF
SKYLINE CHAMPION CORPORATION

(Amended and Restated as of May 17, 2022)

ARTICLE 1

IDENTIFICATION
Section 1.1
Name. The name of the Corporation shall be Skyline Champion Corporation (hereinafter referred to as the “Corporation”).
Section 1.2
Seal. The Corporation shall have a corporate seal, which shall be as follows: a circular disc, on the outer margin of which shall appear the corporate name and state of incorporation, with the words “Corporate Seal” through the center, so mounted that it may be used to impress these words in raised letters upon paper. The seal shall be maintained by the Secretary of the Corporation.
Section 1.3
Fiscal Year. The fiscal year of the Corporation shall be a 52- or 53-week period that ends on the Saturday nearest March 31 in each year.
Section 1.4
Principal Office. The principal office (the “Principal Office”) of the Corporation shall be at 755 W. Big Beaver Road, Suite 1000, Troy, Michigan 48084, or such other place as shall be determined by resolution of the Board.
Section 1.5
Other Offices. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.
ARTICLE 2

MEETINGS OF SHAREHOLDERS
Section 2.1
Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat, or as provided in the next sentence. The Board may determine that a meeting of shareholders of the Corporation need not be held in any place but will, instead, be held solely by means of remote communication as permitted by and subject to compliance with Chapter 29 of the Indiana Business Corporation Law.
Section 2.2
Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before the meeting shall be held shall be held at 10:00 a.m. local time on the fourth Tuesday in July of each year, if such day is not a legal holiday, and if a holiday, then on the next day that is not a holiday, either within or without the State of Indiana, unless the Board of Directors by resolution selects an alternative date, time and place for such meeting. Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.
Section 2.3
Special Meetings.
(a)
Except as set forth in Section 2.3(b) of these By-Laws, special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors or the Chair of the Board.
(b)
The Corporation shall call a special meeting of shareholders in the event that the holders of not less than fifteen percent (15%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary of the Corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The Corporation shall give notice of such a special meeting within sixty (60) days after the date that the demand is delivered to the Corporation.
Section 2.4
Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed (which may include by facsimile or other form of electronic communication) at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder’s address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy, when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.
Section 2.5
Quorum. Unless the Articles of Restatement of the Corporation or the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
Section 2.6
Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. Such writing shall be evidenced by a signature or by causing the signature to be affixed to the writing by any reasonable process, including by facsimile signature. The shareholder also may transmit, or authorize the transmission of, an electronic submission to the holder of the proxy, a proxy solicitation firm, or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission. Such electronic submission shall be accompanied by or contain information from which it can be determined that the electronic submission was transmitted or authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided for therein.
Section 2.7
Organization. At every meeting of the shareholders, the Chair of the Board, or, in the Chair’s absence, a person designated by the Chair, or, in the absence of such designation, a person chosen by the Board of Directors, shall act as chair. The Secretary of the Corporation shall act as secretary of such meeting, or, in the Secretary’s absence, the chair shall appoint a secretary.
Section 2.8
Voting of Shares. Except as otherwise provided by the Indiana Business Corporation Law or the Articles of Restatement of the Corporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or the record holder’s proxy, to one (1) vote on each matter voted on at the meeting. Notwithstanding the foregoing, no share shall be voted at any meeting: (a) upon which an installment is due and unpaid;(b) which shall have been transferred on the books of the Corporation within ten days next preceding the date of the meeting; or (c) which belongs to the Corporation.
Section 2.9
Vote Required.
(a)
A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.
(b)
If an incumbent Director nominee fails to receive the required vote, the Director’s term shall end at the meeting at which he or she failed to receive the required vote. Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining Directors, or the Board, in its sole discretion, may decrease the size of the Board of Directors.
Section 2.10
Written Consents. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken in writing by all of the shareholders. The action so taken must be evidenced by a written consent (which may be in multiple counterparts) describing the action taken, signed by each shareholder, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last shareholder signs the consent unless the consent specifies a prior or subsequent effective date, in which case the action is effective on or as of the specified date. A consent signed by all of the shareholders shall have the same effect as if the action taken by consent was taken at a meeting of the shareholders and may be described as having been taken at a meeting of the shareholders.
Section 2.11
Shareholder List. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 2.12 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

Section 2.12
Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.
Section 2.13
Notice of Shareholder Business.
(a)
At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting given in accordance with Section 2.4, (ii) otherwise properly brought before the meeting by or at the direction of the Board or the Chair of the Board or Chief Executive Officer, or (iii) otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13 (the “Proposing Shareholder”). In addition, any proposal of business must be a proper matter for shareholder action.
(b)
For business (including shareholder nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 2.13(a)(iii) above, the Proposing Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the shareholders or public disclosure from the Board. To be timely, a Proposing Shareholder’s notice must be delivered to or mailed and received at the Principal Office of the Corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Annual Meeting Date”), such shareholder notice shall be given in the manner provided herein by the close of business on the later of the close of business on the 90th day prior to such Other Annual Meeting Date, or the close of business on the 10th day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A Proposing Shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the meeting (including shareholder nominations) (i) a brief description of the business desired to be brought before the annual meeting, including the text of any proposal to be presented, and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s stock records, of the Proposing Shareholder, (iii) the class and number of shares of the Corporation which are owned by the Proposing Shareholder beneficially and of record together with a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement, or understanding with respect to such proposal between or among the Proposing Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk of, benefit from share price changes for, or increase or decrease the voting power of, the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, together with a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal contained in the notice, (vii) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of such proposal, and (viii) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),and the rules and regulations promulgated thereunder.
(c)
Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section 2.4 (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act). In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 2.13. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.13. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he or she should so determine, he or she shall so declare to the meeting and any such business shall not be transacted.
Section 2.14
Notice of Shareholder Nominees.
(a)
Director Nominations. Nominations of persons for election to the Board of the Corporation may be made at any annual meeting of shareholders by or at the direction of the Board or by a Proposing Shareholder entitled to vote for the election of Directors at the meeting (the “Nominating Shareholder”). Such shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 2.13. The Nominating Shareholder’s notice shall set forth, in addition to the information required by Section 2.13, as to each person whom the Nominating Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (v) the qualifications of the nominee to serve as a Director of the Corporation as set forth in subsection (b) of this Section 2.14. In the event the Board or the Chief Executive Officer calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder’s notice of such nomination contains the information specified in this Section 2.14 and shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board to be elected at such meeting or the number of Directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder’s notice as provided in this Section 2.14. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 2.14. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
(b)
Director Qualifications. The following represents the non-exclusive list of criteria that must be considered by the Nominating and Governance Committee in assessing whether any proposed candidate/nominee should be considered for membership on the Board. Generally, the criteria will be employed by the Nominating and Governance Committee when recruiting individuals for membership, as well as responding to properly submitted nominees provided to the Nominating and Governance Committee or the Board in accordance with the procedures and requirements applicable to that process. The criteria are as follows: (i) the satisfaction of applicable “independence” and eligibility requirements, such as those required of members of the Audit Committee and the Compensation Committee; (ii) the person’s professional experiences, including achievements, and whether those experiences and achievements would be useful to the Board, given its existing composition, in discharging its responsibilities; (iii) the person’s subject matter expertise, i.e., finance, accounting, legal, management, technology, strategic visioning, marketing, and the desirability of that particular expertise given the existing composition of the Board; (iv) the viewpoint, background, and demographics of the person and whether the person would positively contribute to the overall diversity of the Board; (v) the person’s professional ethics, integrity, and values; (vi) the person’s intelligence and ability to make independent analytical inquiries; (vii) the person’s stated willingness and ability to devote adequate time to Board activities, including attending meetings and development sessions and adequately preparing for those activities; (viii) the person’s service on more than three (3) public company boards, excluding the Board, unless the Nominating and Governance Committee concludes, based upon a review of all of the facts and circumstances, that such service on more than three other public company boards would not impair the ability of the proposed candidate/nominee to discharge their responsibilities as a member of the Board, and, provided further, the proposed candidate/nominee does not serve on more than five (5) other public company boards; (ix) the person’s principal business responsibilities; (x) whether the person would be able to serve on the Board for an extended period of time; (xi) whether the person has, or potentially could have, a conflict of interest which would affect the person’s ability to serve on the Board or to participate in decisions that are material to the Corporation; and (xii) whether and to what extent the person has an ownership interest in the Corporation. The foregoing criteria represent a non-exclusive list of factors to be considered when evaluating potential candidates and responding to properly submitted nominees. In each case, the then existing composition of the Board, its current and prospective needs, the operating requirements of the Corporation, and the long-term interests of the Corporation’s shareholders will be included in the mix of factors to be reviewed and assessed when performing this evaluation. The review and application of these criteria will initially be conducted by the Nominating and Governance Committee, and, following that action, the matter will then be presented to the Board for action, if appropriate and advisable. If any Board member, not a member of the Nominating and Governance Committee, requests an independent review of any candidate against these criteria, the full Board shall conduct such a review.
(c)
Board Diversity. For all open and new seats on the Skyline Champion Corporation Board of Directors, the Nomination and Governance Committee will require that the initial list of candidates from which it will select new management-supported Director nominees include qualified diverse candidates, including but not limited to women and minority candidates. The Committee will direct any third-party consultant retained to assist in the selection to include such candidates in its initial list.
Section 2.15
Inspectors of Election. The Board of Directors may appoint Inspectors of Election to serve at meetings of shareholders. If, at the time of any meeting, any Inspector so appointed shall be absent, the presiding officer may appoint an Inspector to serve in place of the absent Inspector. The Inspector or Inspectors so appointed or designated shall, according to any rules and/or procedures prescribed by the Board of Directors, (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) specify the information upon which the Inspector or Inspectors rely in determining the validity of proxies; (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspector or Inspectors, and (vi) certify its or their determination of the number of shares of capital stock of the Corporation represented at the meeting and such Inspector’s or Inspectors’ count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the Inspector or Inspectors may consider such information as is permitted by applicable law and any rules and/or procedures prescribed by the Board of Directors. No person who is a candidate for an office at an election may serve as an Inspector at such election.
Section 2.16
Conduct of Meeting. At any meeting of shareholders of the Corporation, the Chair of the Board (or, in the absence of the Chair of the Board, such person designated by the Chair or the Board as chair) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of the Board or designated chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chair of the Board or such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the Board or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) the format for the submission of, and limitations on the time allotted to, questions or comments by participants. Unless, and to the extent determined by the Board of Directors, the Chair of the Board or the designated chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE 3

BOARD OF DIRECTORS
Section 3.1
Number, Qualification and Terms.
(a)
The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of Directors shall be fixed by resolution of the Board of Directors from time to time and, in the absence of any such resolution, the number of Directors shall be between seven (7) and eleven (11). A majority of the Directors at any time shall be citizens of the United States. A member of the Board shall be elected by a vote of the majority of the Directors as Chair of the Board, and such Chair shall preside at all meetings of the Board. The Chair of the Board may, but need not, be an officer of, or employed in an executive or any other capacity by, the Corporation. In addition to presiding at all meetings of the shareholders of the Corporation and of the Board of Directors, the Chair of the Board shall see that all orders, resolutions, and policies adopted or established by the Board of Directors are carried into effect; and the Chair of the Board shall do and perform such other duties as from time to time may be assigned to the Chair of the Board by the Board of Directors.
(b)
The Corporation hereby elects not to be governed by Section 23-1-33-6(c) of the Indiana Business Corporation Law. Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following the Director’s election, except that each Director elected pursuant to Section 3.2 of this Article 3 shall hold office until the next annual meeting of shareholders. Despite the expiration of a Director’s term, the Director shall continue to serve until the Director’s successor is elected and qualified, or until the earlier of the Director’s death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.
(c)
The Board shall be responsible for assessment and oversight of environmental, social and corporate governance risks and opportunities at the strategic level, including the alignment of such risks and opportunities with the Company’s business strategy and the Company’s overall environmental, social and governance communications strategy.

(d)
In addition to the powers and duties expressly conferred upon it by law, the Articles of Restatement of the Corporation or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles of Restatement of the Corporation, or these By-Laws.
Section 3.2
Vacancies. Any vacancy occurring in the Board of Directors, from whatever cause arising, including an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum) until the next annual meeting of the shareholders.
Section 3.3
Quorum and Vote Reequired to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies; provided that less than two Directors shall not constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Articles of Restatement of the Corporation or these By-Laws. A Director who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding it or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.
Section 3.4
Regular Meetings. The Board of Directors shall meet regularly, without notice, at such times and places as may be specified from time to time by the Board of Directors or the Chair of the Board (but not less often than one time annually) for the purpose of transacting such business as properly may come before the meeting.
Section 3.5
Special Meetings. Special meetings of the Board shall be held, either within or without the State of Indiana, whenever called by the Chair of the Board, or the vice-chair of the Board, or by any three of the Directors. Oral, telegraphic, or written notice shall be given, sent, or mailed not less than one day before the meeting and shall state the purposes of the meeting, and the date, place, and hour of such meeting.
Section 3.6
Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, included in the minutes or filed with the corporate records reflecting the action taken and delivered to the Secretary of the Corporation. Action taken under this Section 3.6 is effective when the last Director signs the consent, unless (a) the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date or (b) the action taken under this Section 3.6 is taken electronically as contemplated by Indiana Code § 26-2-8, in which case the effective date is determined in accordance with Indiana Code § 26-2-8. A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Corporation before the delivery to the Corporation of unrevoked written consents signed by all the Directors. A consent signed under this Section 3.6 shall have the same effect as a unanimous meeting vote of all members of the Board and may be described as such in any document.
Section 3.7
Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.
Section 3.8
Organization. At every meeting of the Board of Directors, the Chair of the Board or, in the Chair’s absence, a person designated by the Chair, shall act as chair. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the Chair shall appoint a secretary.
Section 3.9
Resignation. A Director may resign at any time by delivering written notice to the Chair of the Board, the Secretary of the Corporation, the Board of Directors, or such other officer as the Board of Directors may designate, and such resignation shall become effective upon such delivery unless the notice specifies a later effective date.
Section 3.10
Removal. Any Director may be removed for cause at any time at any regular meeting, or at a special meeting of the shareholders of the Corporation called for such purpose, by the affirmative vote of the holders of a majority of the shares outstanding.
Section 3.11
Executive Committee of the Board of Directors. The Board may, whenever it sees fit, by a majority vote of the number of Directors elected and qualified from time to time, designate an Executive Committee of not less than three (3) persons from its members which committee shall, except as to matters upon which the Board has acted, have and exercise the full power of the Board in the management of the business and affairs of the Corporation, including but not limited to the power to authorize dividend distributions according to a formula, method or limit, or within a range, prescribed by the Board; provided that, all business transacted by such committee shall be submitted to and be approved by the Board at its next regular or special meeting. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.
Section 3.12
Nominating and Governance Committee. The Board, by resolution of a majority of the full Board, shall appoint a Nominating and Governance Committee to consist of not less than three Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Nominating and Governance Committee members, as defined pursuant to the listing standards of the New York Stock Exchange or any other national securities exchange upon which the Corporation’s securities are listed. The functions of the Nominating and Governance Committee shall be to identify individuals qualified to become Directors and to select, or to recommend that the Board select, the Director nominees for the next annual meeting of shareholders; to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation; and to perform other related tasks, such as studying the size, committee structure, or meeting frequency of the Board, making studies or recommendations regarding management succession, or tasks of similar character as may be requested from time to time by the Board. The Board, by resolution of a majority of the full Board, shall designate one member of the Nominating and Governance Committee to act as chair of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee Directors, coordinate an annual performance evaluation of the Corporation, coordinate evaluation of the performance of the Chief Executive Officer, and perform such other activities as may from time to time be requested by the Board.
Section 3.13
Compensation Committee. The Board, by resolution of a majority of the full Board, shall appoint a Compensation Committee to consist of not less than three Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Compensation Committee members as defined pursuant to the listing standards of the New York Stock Exchange or any other national securities exchange upon which the Corporation’s securities are listed. The Board shall affirmatively determine that all of the members of the Compensation Committee are independent under the listing standards described in the preceding sentence. In affirmatively determining the independence of any Director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a Director has a relationship to the Corporation which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (a) the source of compensation of such Director, including any consulting, advisory, or other compensatory fee paid by the Corporation to such Director; and (b) whether such Director is affiliated with the Corporation, a subsidiary of the Corporation, or an affiliate of a subsidiary of the Corporation. The functions of the Compensation Committee shall be to discharge the Board’s responsibilities relating to compensation of the Corporation’s officers and produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation; make recommendations to the Board with respect to incentive compensation plans and equity based plans and to undertake such additional similar functions and activities as may be required by other compensation plans maintained by the Corporation or as may be requested from time to time by the Board. The Compensation Committee shall oversee the Company’s strategies, initiatives and programs relating to human capital management and other corporate social responsibilities and shall periodically review the Company’s diversity, equity, and inclusion philosophy and commitment including programs relating to employees and suppliers. The Board, by resolution of a majority of the full Board, shall designate one member of the Compensation Committee to act as chair of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee Directors, and perform such other activities as may from time to time be requested by the Board.
Section 3.14
Audit Committee. The Board shall appoint an Audit Committee, consisting of not less than three (3) Directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation, and each of whom shall otherwise meet the definition of an independent director, and meet any other qualifications and requirements applicable to Audit Committee members, as defined pursuant to the listing standards of the New York Stock Exchange or any other national securities exchange upon which the Corporation’s securities are listed. The Audit Committee shall, from time to time, meet with representatives of the independent certified public accountants then servicing the Corporation, review the Corporation’s systems of internal controls, and take necessary action to see that an adequate system of internal auditing is implemented. The Audit Committee may also nominate independent auditors and select and establish accounting policies. The Audit Committee shall review the Company's environmental policies and practices and shall have such powers and perform such duties as may be assigned to it from time to time by the Board. The Audit Committee also shall review the company’s key environmental disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures. All business transacted by the Audit Committee shall be submitted to the Board at its next regular or special meeting.

ARTICLE 4

OFFICERS OF THE CORPORATION
Section 4.1
Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, a President, a Treasurer and such other officers as may be designated from time to time by the Board. Except for the first three offices identified in the preceding sentence, any two or more offices may be held by the same person. The Board by resolution may create and define the duties of the offices of the Corporation and may elect or appoint persons to fill such offices.
Section 4.2
Election of Officers. The officers of the Corporation shall be elected by the Board following the Annual Meeting of Shareholders and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that, the Board may at any time elect one or more persons to new or different offices and/or change the title, designation, and duties and responsibilities of any of the officers consistent with the law, the Articles of Restatement of the Corporation, and these By-Laws.
(a)
Chief Executive Officer. The Chief Executive Officer may be a member of the Board of Directors and shall perform such other duties and functions as may be assigned from time to time by the Board of Directors.
(b)
Chief Financial Officer. The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Chief Financial Officer shall be the legal custodian of all moneys, notes, securities, and other valuables which may from time to time come into the possession of the Corporation. The Chief Financial Officer shall immediately deposit all funds of the Corporation coming into his or her hands in a reliable bank or other depositary to be designated by the Board, and shall keep such bank account in the name of the Corporation. The Chief Financial Officer shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these By-Laws may require or the Board may prescribe. The Chief Financial Officer may be required to furnish bond in such amount as shall be determined by the Board.
(c)
Secretary. The Secretary shall keep a record of proceedings at all meetings of the Board of Directors and of the shareholders, shall have custody of the corporate records and seal of the Corporation, shall be responsible for authenticating records of the Corporation, and shall perform such other duties and functions as may be assigned to the Secretary from time to time by the Chair of the Board.
(d)
President. The President shall be the principal operating officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation.
(e)
Treasurer. The Treasurer shall perform all of the duties customary to that office, except in so far as such duties are assigned to the Chief Financial Officer by these By-Laws or the Board.
(f)
Other Officers. Each other officer appointed by the Chair of the Board shall have and perform such powers, duties and functions as may be assigned to such officer from time to time by the Board of Directors, the Chair of the Board or the Chief Executive Officer.
Section 4.3
Removal. The Board of Directors may remove any officer at any time with or without cause by resolution adopted by a majority of the whole Board of Directors.
Section 4.4
Resignations. Any corporate officer may resign at any time by delivering written notice thereof to the Board of Directors, the Chair of the Board or the Secretary. Such resignation shall take effect at the time delivered unless a later time is specified therein. The acceptance of such resignation shall not be necessary to make it effective.
Section 4.5
Special Authority. The Chair of the Board, or other officers designated by the Chair, shall have authority to execute guarantees, indentures for monies borrowed by the Corporation, appointments of powers of attorney and proxies to act on behalf of the Corporation, instruments for the devise or conveyance of real estate or creation of mortgages, bank forms required to open, maintain or close bank accounts, and any other written agreements to which the Corporation shall be a party which pertain to the routine operation of the Corporation and are regularly being made in the ordinary course of carrying on such operations.
ARTICLE 5

SHARES
Section 5.1
Certificates for Shares. Shares in the Corporation may be issued in book-entry form or evidenced by certificates. Nevertheless, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed (either manually or in facsimile) by (i) the Chief Executive Officer, and (ii) the Secretary, or by any two (2) or more officers that may be designated by the Board of Directors. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or, in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are nonassessable. If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the per centum which has been paid up, and, as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificate representing such share (if any), the name of the person owning the share represented thereby, the class of such share and the date of the issuance or transfer thereof.
Section 5.2
Transfer of Shares; Holder of Record.
(a)
Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares.
(b)
The Corporation and its transfer agents and registrars shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.
Section 5.3
Regulations. Subject to the provisions of this Article 5, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.
Section 5.4
Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.
Section 5.5
Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.
ARTICLE 6

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 6.1
Mandatory. The Corporation shall, to the fullest extent permitted by Sections 1 through 13 of Indiana Code Ch. 23-1-37, indemnify any individual who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise whether or not for profit, against expenses, including attorneys’ fees, incurred by him or her in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he or she is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he or she is adjudged to have breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all Directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his or her office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a Director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the Director’s or officer’s good faith belief that such Director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the Director or officer to repay the amount paid by the Corporation if it is ultimately determined that the Director or officer is not entitled to indemnification by the Corporation.
Section 6.2
Discretionary. Separate and apart from, and in addition to, the mandatory indemnification required under Section 6.1 of this Article, the Corporation may, in its sole discretion, provide for indemnification of any person in accordance with the provisions of Indiana Code Ch. 23-1-37, as from time to time amended, or superseding statutory provisions.
Section 6.3
Other Capacity Service. Any Director or officer of the Corporation serving, in any capacity, (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of another corporation described in Subsection (i) of this Section, shall be deemed to be doing so at the request of the Corporation.
Section 6.4
Applicable Law. Any person entitled to be indemnified as a matter of right pursuant to this Article 6 may elect to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by Indiana law, or on the basis of the applicable law in effect at the time indemnification is sought.
ARTICLE 7

MISCELLANEOUS
Section 7.1
Indiana Business Corporation Law. The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by this reference, incorporated in and made a part of these By-Laws.
Section 7.2
Control Share Act. The provisions of Chapter 42 of the Indiana Business Corporation Law, Ind. Code §23-1-42-1 et seq., shall not apply to control share acquisitions of shares of the Corporation.
Section 7.3
Exclusive Forum for Certain Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit or Superior Courts of Marion County, State of Indiana, or the United States District Court for the Southern District of Indiana in a case of pendent jurisdiction, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of fiduciary duty owed by any Director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Indiana Business Corporation Law, the Corporation’s Articles of Restatement, or these By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein.
Section 7.4
Contracts and Other Instruments. Bonds, contracts, deeds, leases and other obligations and instruments of the Corporation may be signed in the name of and on behalf of the Corporation by (i) officers or their designees, and (ii) agents of the Corporation as may be specifically authorized by resolution of the Board of Directors.
Section 7.5
Books and Records. Subject to the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana.
Section 7.6
Amendments. These By-Laws may be adopted, amended, or repealed at any meeting of the Board by the vote of a majority of the number of Directors in office at the time such vote is taken, unless the Articles of Restatement provide for the adoption, amendment, or repeal by the shareholders, in which event action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.
Section 7.7
Electronic Transmission. When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission” as defined in Section 23-1-20-8.5 of the Indiana Business Corporation Law, including without limitation any facsimile transmission and communication by electronic mail.
Section 7.8
Definition of Articles of Incorporation and Articles of Restatement of the Corporation. The terms “Articles of Incorporation” and “Articles of Restatement” as used in these By-Laws mean the Articles of Restatement of the Corporation as from time to time in effect.